                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. )

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[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          Central Parking Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                       [CENTRAL PARKING CORPORATION LOGO]

                       2401 21ST AVENUE SOUTH, SUITE 200
                           NASHVILLE, TENNESSEE 37212

To Our Shareholders:

     On behalf of the Board of Directors, it is our pleasure to invite you to attend the Annual Meeting of Shareholders of Central Parking Corporation.

     As shown in the formal notice enclosed, the meeting will be held on Thursday, February 15, 2001 at 10:00 a.m. (Central Standard Time) at our corporate headquarters in Nashville, Tennessee. The purpose of this year's meeting is to elect directors and to transact such other business as may properly come before the meeting. The meeting will include a report on Central Parking Corporation's activities for the fiscal year ended September 30, 2000, and there will be an opportunity for comments and questions from shareholders.

     Whether or not you plan to attend the meeting, it is important that you are represented and that your shares are voted. Accordingly, after reviewing the Proxy Statement, we ask you to complete, sign and date the proxy card and return it as soon as possible in the postage-paid envelope provided. Early return of your proxy will permit us to avoid the expense of soliciting the votes of shareholders who are late sending in their proxy cards.

                                        Sincerely,

                                        /s/ MONROE J. CARELL, JR.
                                        Monroe J. Carell, Jr.
                                        Chairman of the Board
                                        and Chief Executive Officer

January 9, 2001

                          CENTRAL PARKING CORPORATION
                       2401 21ST AVENUE SOUTH, SUITE 200
                           NASHVILLE, TENNESSEE 37212
                                 (615) 297-4255

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD FEBRUARY 15, 2001

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Central Parking Corporation, a Tennessee corporation (the "Company"), will be held at the Company's headquarters, 2401 21st Avenue South, Third Floor, Nashville, Tennessee, on Thursday, February 15, 2001, at 10:00 a.m. (Central Standard Time) (the "Annual Meeting") for the following purposes:

     1. To elect ten directors for the term ending at the Annual Meeting of Shareholders to be held in 2002;

     2. To transact such other business as may properly come before the meeting and any continuations and adjournments thereof.

     The Board of Directors has fixed the close of business on December 20, 2000 as the record date for determining the holders of the common stock of the Company entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

     The common stock of the Company should be represented as fully as possible at the Annual Meeting. Therefore, please sign and return the enclosed proxy at your earliest convenience. You may, of course, revoke your proxy at any time before it is voted at the meeting. However, signing and returning the proxy will assure your representation at the Annual Meeting if you do not attend.

                                          By Order of the Board of Directors

                                          /s/ HENRY J. ABBOTT
                                          Henry J. Abbott
                                          Secretary

Nashville, Tennessee
January 9, 2001

                 YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, SIGN,
                          DATE AND RETURN YOUR PROXY.

                          CENTRAL PARKING CORPORATION
                       2401 21ST AVENUE SOUTH, SUITE 200
                           NASHVILLE, TENNESSEE 37212
                                 (615) 297-4255

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD FEBRUARY 15, 2001

                       INTRODUCTION AND VOTING PROCEDURES

     This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Central Parking Corporation, a Tennessee corporation ("Central Parking" or the "Company"), for use at the Annual Meeting of Shareholders of the Company to be held at the Company's headquarters, 2401 21st Avenue South, Third Floor, Nashville, Tennessee, on Thursday, February 15, 2001, at 10:00 a.m. (Central Standard Time) and at any continuations and adjournments thereof (the "Annual Meeting"). This Proxy Statement is first being mailed on or about January 9, 2001, to holders of the common stock, par value $.01 per share, of the Company (the "Common Stock") of record at the close of business on December 20, 2000. The cost of this solicitation will be borne by the Company.

     The shares of Common Stock held by each shareholder who signs and returns the enclosed proxy will be counted for purposes of determining the presence of a quorum at the meeting unless such proxy shall be timely revoked. If the enclosed form of proxy is executed and returned, it may, nevertheless, be revoked at any time before it is voted by delivery of a written revocation or a duly executed proxy bearing a later date to the Secretary of the Company at its headquarters or by the shareholder personally attending and voting his or her shares at the meeting.

     The Board has fixed the close of business on December 20, 2000, as the record date for the meeting. Only shareholders of record at the close of business on December 20, 2000, are entitled to notice of and to vote at the Annual Meeting. At the close of business on such date, there were 36,129,375 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock entitles the holder thereof to one vote on each matter to be considered at the meeting. A quorum (i.e., holders of record of a majority of the shares of Common Stock outstanding and entitled to vote at the meeting) is required for any vote taken at the meeting. Assuming a quorum is present with respect to such matters, the affirmative vote of a plurality of the shares of Common Stock cast is required for the election of directors and the affirmative vote of the holders of a majority of the shares of Common Stock cast is required for the approval of any other matter submitted to a vote of the shareholders at the meeting. Under Tennessee law, abstentions are treated as present and entitled to vote and, therefore, will be counted in determining whether a quorum is present, but will have no effect on the outcome of any votes. A broker non-vote (i.e., shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and as to which the broker or nominee does not have discretionary power to vote on a particular matter) will not be counted in determining whether a quorum is present, and will have no effect on the outcome of any votes.

     The Annual Report to Shareholders of the Company (the "Annual Report") and the Annual Report on Form 10-K for the fiscal year ended September 30, 2000 (the "Form 10-K") are being mailed concurrently with this Proxy Statement to all holders of Common Stock of record at the close of business on December 20, 2000. In addition, the Company has provided (at Company expense) brokers, dealers, banks, voting trustees and their nominees with additional copies of the Proxy Statement, the Annual Report and the Form 10-K for distribution to beneficial owners of the Company's Common Stock as of the record date. ADDITIONAL COPIES OF THE ANNUAL REPORT AND THE FORM 10-K (BUT WITHOUT EXHIBITS TO THE FORM 10-K) MAY BE OBTAINED WITHOUT CHARGE UPON REQUEST TO RANDY HUNLEY, INVESTOR RELATIONS DEPARTMENT, 2401 21ST AVENUE SOUTH, SUITE 200, NASHVILLE, TENNESSEE 37212; (615) 297-4255; OR ON THE INTERNET AT RHUNLEY@PARKING.COM.

     EACH PROPERLY EXECUTED PROXY RECEIVED IN TIME FOR THE MEETING WILL BE VOTED AS SPECIFIED THEREIN. IF NO SPECIFICATION IS MADE, THE SHARES REPRE-

SENTED THEREBY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES NAMED HEREIN WHO ARE STANDING FOR ELECTION AS DIRECTORS. Management does not know of any other matters that will be presented for action at the Annual Meeting of Shareholders. If any other matter does come before the Annual Meeting of Shareholders, however, the persons appointed in the proxy will vote in accordance with their best judgment on such matter.

                                  PROPOSAL I.

                             ELECTION OF DIRECTORS

ELECTION OF DIRECTORS

                                        DIRECTOR    POSITIONS WITH COMPANY, DIRECTORSHIPS AND BUSINESS
             NAME AND AGE                SINCE                EXPERIENCE FOR LAST FIVE YEARS
             ------------               --------   -----------------------------------------------------
Monroe J. Carell, Jr., 69.............    1979     Chief Executive Officer and Chairman of the Board of
                                                     Directors of the Company for more than 20 years.
                                                     Mr. Carell has served as a trustee of Vanderbilt
                                                     University since 1991 and is a life member of the
                                                     Urban Land Institute.
James H. Bond, 58.....................    1990     Mr. Bond has been employed by the Company since 1971
                                                     in various positions including general manager and
                                                     regional manager. He has served as President, Chief
                                                     Operating Officer, and a member of the Board of
                                                     Directors of the Company since October 1990. Mr.
                                                     Bond is also a member of the Urban Land Institute
                                                     and serves on the Board of Trust for the Tennessee
                                                     Repertory Theater.
William S. Benjamin (1), 36...........    1999     Mr. Benjamin was appointed to the Board of Directors
                                                     of the Company in June 1999. Mr. Benjamin is a
                                                     partner in Apollo Real Estate Advisors, a real
                                                     estate investment firm. He joined Apollo in 1995.
                                                     From 1986 to 1995, Mr. Benjamin was with the Real
                                                     Estate Finance Group of Bankers Trust New York
                                                     Corp. Mr. Benjamin serves as a director of a number
                                                     of privately held real estate firms in the United
                                                     States and the United Kingdom.
Cecil Conlee, 64......................    1996     Mr. Conlee has served as Chairman and Chief Executive
                                                     Officer of CGR Advisors, which provides real estate
                                                     investment advice and portfolio management
                                                     services, since January 1990. Mr. Conlee serves on
                                                     the Board of Directors of Oxford Industries, Inc.
                                                     and Crow Holdings Industrial Trust. Mr. Conlee
                                                     serves as a trustee of Vanderbilt University. Mr.
                                                     Conlee is a past trustee of the Urban Land
                                                     Institute and The International Council of Shopping
                                                     Centers. He is a director of Central Atlanta
                                                     Progress and The Southern Center for International
                                                     Studies.
Marc L. Davidson (1), 41..............    1999     Mr. Davidson was appointed to the Board of Directors
                                                     in June 1999. Mr. Davidson is a portfolio manager
                                                     in the Private Equity Investment Group of AEW
                                                     Capital Management, L.P., a real estate investment
                                                     firm. Mr. Davidson joined AEW in 1995. Prior to
                                                     joining AEW, Mr. Davidson worked in senior
                                                     financial positions with Coopers & Lybrand,
                                                     Winthrop Management and The Linpro Company. Mr.
                                                     Davidson serves as a director of a number of
                                                     privately held real estate companies.

                                        DIRECTOR    POSITIONS WITH COMPANY, DIRECTORSHIPS AND BUSINESS
             NAME AND AGE                SINCE                EXPERIENCE FOR LAST FIVE YEARS
             ------------               --------   -----------------------------------------------------
Lewis Katz (2), 59....................    1998     Mr. Katz was appointed to the Board of Directors of
                                                     the Company in May 1998. Mr. Katz is a private
                                                     investor. He served as the Chief Executive Officer
                                                     of Kinney System Holding Corp., a parking services
                                                     company, from November 1990 until the Company
                                                     acquired Kinney in February 1998. Mr. Katz serves
                                                     as a director of Orleans Homebuilders, Inc.
                                                     (formerly FPA corporation), a residential real
                                                     estate development company.
Edward G. Nelson, 69..................    1993     Mr. Nelson formed Nelson Capital Corp., a merchant
                                                     banking firm, in 1985, and has served as the
                                                     President and Chairman of the Board of such firm
                                                     since its organization. Mr. Nelson serves as a
                                                     director of Advocat Inc., a long-term care facility
                                                     owner and operator; ClinTrials Research Inc., a
                                                     clinical research organization; and Berlitz
                                                     International, Inc., a language services company.
                                                     Mr. Nelson also serves as a trustee of Vanderbilt
                                                     University.
William C. O'Neil, Jr., 66............    1993     Mr. O'Neil served as Chairman of the Board,
                                                     President, and Chief Executive Officer of
                                                     ClinTrials Research Inc., a clinical research
                                                     organization, from October 1989 to January 1998.
                                                     Mr. O'Neil is currently a private investor. He is a
                                                     director of Advocat Inc., Sigma Aldrich Corporation
                                                     and American HealthWays, Inc.
Richard H. Sinkfield, 58..............    2000     Mr. Sinkfield was appointed to the Company's Board of
                                                     Directors in June 2000. He is a Senior Partner with
                                                     the law firm of Rogers & Hardin LLP in Atlanta,
                                                     Georgia. Mr. Sinkfield served as Executive Vice
                                                     President and Chief Administrative Officer of
                                                     United Auto Group, Inc., an automobile retailer,
                                                     from July 1997 to March 1999, and as a director
                                                     from 1993 to 1999. He has served as a director of
                                                     the Weyerhaeuser Company, a paper products company,
                                                     since 1993. Mr. Sinkfield currently is a director
                                                     of the Metropolitan Atlanta Community Foundation,
                                                     Inc., a member of the Executive Board of the
                                                     Atlanta Area Council of the Boy Scouts of America
                                                     and a member of the Board of Trust of Vanderbilt
                                                     University. He is a former chairman of the Board of
                                                     Atlanta Urban League, Inc.

                                        DIRECTOR    POSITIONS WITH COMPANY, DIRECTORSHIPS AND BUSINESS
             NAME AND AGE                SINCE                EXPERIENCE FOR LAST FIVE YEARS
             ------------               --------   -----------------------------------------------------
Julia Carell Stadler, 41..............    1999     Mrs. Stadler was employed in various capacities by
                                                     the Company from 1981 to 1986. Mrs. Stadler serves
                                                     on the Board of Directors of Vanderbilt Children's
                                                     Hospital and is a member of its Executive
                                                     Committee. She has also been involved in a number
                                                     of fundraising activities for Cheekwood Botanical
                                                     Gardens and Museum of Art, Inc. and other charities
                                                     in Nashville. Mrs. Stadler is the daughter of
                                                     Monroe J. Carell, Jr., Chairman and Chief Executive
                                                     Officer of the Company.

---------------

(1) The agreement and plan of merger (the "Merger Agreement") by and among the Company, Central Merger Sub, Inc., Allright Holdings, Inc., Apollo Real Estate Investment Fund II, L.P. ("Apollo") and AEW Partners, L.P, ("AEW"), dated as of September 21, 1998, and amended as of January 5, 1999, provides that Apollo and AEW are each entitled to designate one individual to the Company's Board of Directors. Apollo designated Mr. Benjamin as its nominee to the Board and AEW designated Mr. Davidson as its nominee to the Board. Messrs. Benjamin and Davidson were appointed to the Board in June 1999. The Merger Agreement further provides that if at anytime Apollo or AEW, with their respective affiliates, individually own, directly or indirectly, less than $50,000,000 worth of the Company's Common Stock, the Company shall, at the next election of the Board of Directors, have the right to decrease the number of appointees to the Board that may be made by the shareholder failing to meet such threshold from one to none. For purposes of calculating the value of the Company's Common Stock, the number of shares held by such holder will be multiplied by the average of the closing sale prices per share of the Company's Common Stock on the New York Stock Exchange for the prior 20 trading days.
(2) Mr. Katz was appointed to the Board of Directors pursuant to the terms of an agreement entered into in connection with the Company's acquisition of Kinney System Holding Corp. in February 1998. Under this agreement, the Company agreed to use its best efforts to cause the Board to recommend Mr. Katz, or in the event of the disability or death of Mr. Katz, a designee, for election to the Board, for a period of three years after the date of the acquisition.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE PROPOSED NOMINEES. THE AFFIRMATIVE VOTE OF A PLURALITY OF THE VOTES CAST BY THE SHARES ENTITLED TO VOTE ON EACH DIRECTOR IS NECESSARY FOR HIS OR HER ELECTION.

                               EXECUTIVE OFFICERS

                                      YEAR OF            POSITIONS WITH THE COMPANY AND BUSINESS
            NAME & AGE               EMPLOYMENT            EXPERIENCE FOR THE LAST FIVE YEARS
            ----------               ----------   -----------------------------------------------------
Monroe J. Carell, Jr., 69..........     1967      Chief Executive Officer and Chairman of the Board
                                                    since 1979.
James H. Bond, 58..................     1971      President, Chief Operating Officer and a member of
                                                    the Board since 1990. Prior to 1990, Mr. Bond
                                                    served in various positions with the Company,
                                                    including regional manager and Senior Vice
                                                    President.
Emanuel J. Eads, 48................     1974      Executive Vice President since August 1998. Mr. Eads
                                                    has responsibility for certain administrative and
                                                    policy-making functions and oversees the Company's
                                                    operations in the South, the Southwest, the Rocky
                                                    Mountain Region, the Mid-Atlantic Region, Mexico
                                                    and South America. He served as Senior Vice
                                                    President from March 1984 until his appointment as
                                                    Executive Vice President. Mr. Eads previously
                                                    served in various positions with the Company,
                                                    including general and regional manager.
James J. Hagan, 41.................     2000      Senior Vice President and Chief Financial Officer
                                                    since June 2000. Mr. Hagan served as Executive Vice
                                                    President and Chief Financial Officer of Saturn
                                                    Retail Enterprises, an automobile retailer, from
                                                    April 1999 until June 2000. From June 1996 until
                                                    April 1999, he served as Executive Vice President
                                                    and Chief Financial Officer of Bruno's, Inc., a
                                                    retail grocery company that filed for Chapter 11
                                                    bankruptcy protection in February 1998. Prior to
                                                    June 1996, Mr. Hagan served as Executive Vice
                                                    President and Chief Financial Officer of Revco
                                                    D.S., Inc. (retail drug stores).
Daniel H. Baldwin, 50..............     1999      Senior Vice President since March 1999. Mr. Baldwin
                                                    is responsible for the Company's operations in
                                                    Virginia, Washington, D.C., Alabama, Maryland, Ohio
                                                    and portions of Texas. He served in various
                                                    positions with Allright Corporation prior to the
                                                    merger of Central Parking and Allright in March
                                                    1999, including Senior Vice President, Director,
                                                    and regional and general manager. Mr. Baldwin
                                                    joined Allright in 1972.
Robert Cizek, 36...................     1990      Senior Vice President since May 2000. Mr. Cizek is
                                                    responsible for the Company's operations in
                                                    Florida, Georgia, North Carolina and South
                                                    Carolina. He served as a regional manager for the
                                                    Company from March 1995 until his appointment as
                                                    Senior Vice President. Prior to March 1995, Mr.
                                                    Cizek served as a general manager and operations
                                                    manager for the Company.

                                      YEAR OF            POSITIONS WITH THE COMPANY AND BUSINESS
            NAME & AGE               EMPLOYMENT            EXPERIENCE FOR THE LAST FIVE YEARS
            ----------               ----------   -----------------------------------------------------
Alan J. Kahn, 40...................     1982      Senior Vice President since April 1996. Mr. Kahn is
                                                    responsible for the Company's operations in the
                                                    Upper Midwest, Upstate New York, Canada and Europe.
                                                    He previously served in various other positions
                                                    with the Company, including general and regional
                                                    manager.
Daniel McKee, 46...................     1999      Senior Vice President since March 1999. Mr. McKee is
                                                    responsible for the Company's operations in the
                                                    Rocky Mountain Region, portions of Texas, the
                                                    Midwest and the South. He served in various
                                                    positions with Allright Corporation prior to the
                                                    merger of Central Parking and Allright in March
                                                    1999, including Vice President and Director. Mr.
                                                    McKee joined Allright in 1979.
Benjamin F. Parrish, Jr., 44.......     1998      Senior Vice President and General Counsel since
                                                    August 1998. From 1993 to 1998, Mr. Parrish served
                                                    as Senior Vice President and General Counsel of
                                                    Smith & Nephew, Inc., a medical products company.
William R. Porter, 46..............     1996      Senior Vice President-Acquisitions since November
                                                    1996. From 1991 to 1996. Mr. Porter served as
                                                    Executive Vice President-Marketing, Ace Parking, a
                                                    parking management company.
Gregory A. Susick, 41..............     1989      Senior Vice President since 1996. Mr. Susick has
                                                    responsibility for the Company's operations in the
                                                    Northeast, including New York, Boston and
                                                    Philadelphia. He previously served in various
                                                    positions with the Company, including general and
                                                    regional manager.
Jeff L. Wolfe, 41..................     1987      Senior Vice President since May 1994. Mr. Wolfe is
                                                    responsible for the Company's operations in
                                                    California, Arizona, Utah, Washington and
                                                    Vancouver, British Columbia. He previously served
                                                    in various positions with the Company, including
                                                    general and regional manager.
Theresa R. Chester, 44.............     1989      Vice President - Controller since October 2000. Ms.
                                                    Chester served as Operations Controller of the
                                                    Company from 1996 until her appointment as Vice
                                                    President - Controller. Prior to 1996, she was
                                                    Assistant Controller of the Company.
Richard A. Roedel, 55..............     1999      Vice President - Human Resources since January 1999.
                                                    From January 1995 until January 1999, Mr. Roedel
                                                    was principal of Leadership Consulting Services, a
                                                    leadership and human resources consulting firm.

                OWNERSHIP BY MANAGEMENT AND CERTAIN SHAREHOLDERS

     The table below sets forth certain information regarding the beneficial ownership of the Common Stock as of December 20, 2000, of (i) each person known to the Company to beneficially own 5% or more of the Common Stock, (ii) each director, nominee and Named Executive Officer, and (iii) all directors, nominees and executive officers of the Company as a group. On that date, 36,129,375 shares were outstanding. Unless otherwise indicated, the persons listed below have sole voting and investment power over the shares of the Common Stock indicated.

                                                               AMOUNT AND
                                                               NATURE OF
                                                               BENEFICIAL
                         BENEFICIAL                           OWNERSHIP(1)       PERCENT(1)
                         ----------                           ------------       ----------
Monroe J. Carell, Jr........................................    8,423,450(2)       23.30%
  2401 21st Avenue South, Suite 200, Nashville, Tennessee
     37212
The Carell Children's Trust (3).............................    7,146,887          19.78%
  800 Nashville City Center, 511 Union, Nashville, Tennessee
     37219
Apollo Real Estate Investment Fund II, L.P..................    3,346,627           9.26%
  c/o Apollo Real Estate Advisors II, L.P.
  Two Manhattanville Road, Purchase, New York 10577
AEW Partners, L.P...........................................    3,346,627           9.26%
  225 Franklin Street, Boston, Massachusetts 02110
James H. Bond...............................................      335,887(4)           *
William S. Benjamin.........................................       16,026(5)           *
Cecil Conlee................................................       38,175(6)           *
Marc L. Davdison............................................       16,080(7)           *
Edward G. Nelson............................................       44,464(8)           *
William C. O'Neil, Jr.......................................       45,514(9)           *
Emanuel J. Eads.............................................       38,537(10)          *
Jeff L. Wolfe...............................................       23,828(11)          *
Gregory A. Susick...........................................       26,554(12)          *
Lewis Katz..................................................      688,364(13)       1.90%
Richard H. Sinkfield........................................       11,594(14)          *
Julia Carell Stadler........................................    2,003,615(15)       5.54%
Directors and executive officers as a group (23 persons)....   11,851,226(16)      32.43%

---------------

   * Indicates less than 1%
 (1) For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares that such person or group has the right to acquire within 60 days after the date set forth above, or with respect to which such person otherwise has or shares voting or investment power. For purposes of computing beneficial ownership and the percentages of outstanding shares held by each person or group of persons on a given date, shares which such person or group has the right to acquire within 60 days after such date are shares for which such person has beneficial ownership and are deemed to be outstanding for purposes of computing the percentage for such person, but are not deemed to be outstanding for the purpose of computing the percentage of any other person.
 (2) Includes options to purchase 22,560 shares of Common Stock granted pursuant to the Key Personnel Plan, 149,999 shares held by the Monroe Carell, Jr. Foundation and 1,677,149 shares held by the Monroe Carell, Jr. 2000 Grantor Retained Annuity Trust. Excludes 7,146,887 shares held by The Carell Children's Trust. See footnote 3.
 (3) The Carell Children's Trust is a trust created by Mr. Carell in 1987 for the benefit of his children. The trustee is Equitable Trust Company.
 (4) Includes 267,750 shares of restricted stock granted under the Company's 1995 Restricted Stock Plan in connection with Mr. Bond's Performance Agreement, 2,250 shares held by his spouse, 2,275 shares held by the Emily Bond Trust of which Mrs. Bond is trustee, 333 shares held by his daughter and options to purchase 39,750 shares of Common Stock granted pursuant to the Company's Key Personnel Plan. This amount excludes 700 shares held by the Andrew Bond Trust with respect to which Mr. Bond disclaims beneficial ownership.
 (5) Includes 156 shares of restricted stock and options to purchase 15,750 shares of Common Stock. The amount indicated excludes shares held by Apollo Real Estate Investment Fund II, L.P. ("Apollo"). Mr. Benjamin is a limited partner in Apollo with an ownership interest of approximately 1.1%. In addition, Mr. Benjamin is a partner in Apollo Real Estate Advisors II, L.P., which is a general partner of Apollo. Mr. Benjamin disclaims beneficial ownership of shares of Common Stock held by Apollo or its affiliates.
 (6) Includes 1,301 shares of restricted stock and options to purchase 33,750 shares of Common Stock.
 (7) Includes 210 shares of restricted stock and options to purchase 15,750 shares of Common Stock. The amount indicated excludes shares held by AEW Partners, L.P. ("AEW"). Mr. Davidson is a portfolio manager in the Private Equity Investment Group of AEW Capital Management, L.P., an affiliate of AEW. Mr. Davidson disclaims beneficial ownership of shares of Common Stock held by AEW or its affiliates.
 (8) Includes 4,500 shares held by Mr. Nelson's spouse, of which Mr. Nelson disclaims beneficial ownership, 210 shares of restricted stock and options to purchase 33,750 shares of Common Stock.
 (9) Includes 210 shares of restricted stock and options to purchase 33,750 shares of Common Stock.
(10) Includes options to purchase 29,812 shares of Common Stock.
(11) Includes options to purchase 16,312 shares of Common Stock.
(12) Includes options to purchase 25,312 shares of Common Stock.
(13) Includes 667,779 shares of Common Stock owned by a partnership of which Mr. Katz is a general partner, options to purchase 20,250 shares of the Company's Common Stock and 106 shares of restricted stock.
(14) Includes options to purchase 11,250 shares of Common Stock and 144 shares of Restricted Stock.
(15) Includes options to purchase 20,250 shares of Common Stock, 210 shares of Restricted Stock, 81,630 shares held by the 1996 Carell Grandchildren's Trusts with respect to which Mrs. Stadler is a co-trustee, 20,000 shares held by the Julia Carell Stadler Foundation with respect to which Mrs. Stadler serves on the Board of Trustees and 1,881,281 shares held by various trusts of which Mrs. Stadler serves on the committee which has investment power with respect to Central Parking Common Stock held by such trusts. This amount excludes 7,146,887 shares held by The Carell Children's Trust with respect to which Mrs. Stadler is a beneficiary. See footnote 3. This amount also excludes 5,200 shares held by her spouse and trusts for the benefit of Mrs. Stadler's children of which Mrs. Stadler disclaims beneficial ownership.
(16) Includes options to purchase 419,296 shares of the Company's Common Stock and 270,297 shares of Restricted Stock.

                             EXECUTIVE COMPENSATION

     The following table summarizes information concerning cash and non-cash compensation paid to or accrued for the benefit of Central Parking's Chief Executive Officer and the persons who, during the fiscal year ended September 30, 2000 ("fiscal 2000"), were the four other most highly compensated executive officers of Central Parking (the "Named Executive Officers") for all services rendered in all capacities to Central Parking for the fiscal years indicated.

SUMMARY COMPENSATION TABLE

                                                                                  LONG-TERM COMPENSATION
                                               ANNUAL COMPENSATION               -------------------------
                                   -------------------------------------------                 SECURITIES
                                                                    OTHER        RESTRICTED    UNDERLYING    ALL OTHER
         NAME AND                                               ANNUAL COMPEN-      STOCK       OPTIONS/      COMPEN-
    PRINCIPAL POSITION      YEAR   SALARY($)(1)   BONUS($)(1)    SATION($)(2)    AWARD(S)($)   SARS (#)(3)   SATION($)
    ------------------      ----   ------------   -----------   --------------   -----------   -----------   ---------
Monroe J. Carell, Jr....... 2000     500,000        204,714             --               --       8,000         5,591(4)
  Chairman and Chief        1999     500,000        170,006             --               --      10,000         6,138(5)
  Executive Officer         1998      66,476        500,000             --               --       6,147         6,808(6)
James H. Bond.............. 2000     425,000        290,624             --               --       8,000         7,725(7)
  President and Chief       1999     425,000        240,850             --               --       8,000         8,342(7)
  Operating Officer         1998      52,300        800,000             --               --       9,000         5,213(7)
Emanuel J. Eads,........... 2000     325,000        218,702             --               --       6,000         7,723(8)
  Executive Vice            1999     325,000        181,311             --               --       6,000         8,342(8)
  President                 1998      45,000        600,000         16,125               --       6,750         5,203(8)
Gregory A. Susick.......... 2000     429,300        518,559         11,848               --       6,000        45,786(9)
  Senior Vice President     1999     215,000        113,373             --                        6,000        77,110(10)
                            1998      80,000        300,000         15,675               --       6,750         5,148(11)
Jeff L. Wolfe.............. 2000     328,426        245,084             --               --       6,000         7,716(12)
  Senior Vice President     1999     215,000        103,513             --               --       6,000       120,336(13)
                            1998      75,000        365,000         11,000               --       6,750         5,630(12)

---------------

 (1) Includes amounts paid under the Company's EPS Compensation Program and other bonus arrangements. Also includes amounts deferred under the Company's Profit Sharing and 401(k) Savings Plan and the Deferred Stock Unit Plan.
 (2) These amounts represent the dollar value of premium shares awarded under the Company's Deferred Stock Unit Plan.
 (3) These amounts represent the number of shares subject to options granted in fiscal 2000, 1999 and 1998, respectively, under the Company's 1995 Incentive and Nonqualified Stock Option Plan for Key Personnel. No stock appreciation rights were granted under this plan.
 (4) Includes $927 allocated to Mr. Carell under the Company's Profit Sharing and 401(k) Savings Plan and $4,664 in insurance premiums.
 (5) Includes $1,951 allocated to Mr. Carell under the Company's Profit Sharing and 401(k) Savings Plan and $4,187 in insurance premiums.
 (6) Includes $5,227 allocated to Mr. Carell under the Company's Profit Sharing and 401(k) Savings Plan and $1,581 in insurance premiums.
 (7) Allocated to Mr. Bond under the Company's Profit Sharing and 401(k) Savings Plan.
 (8) Allocated to Mr. Eads under the Company's Profit Sharing and 401(k) Savings Plan.
 (9) Includes $7,716 allocated to Mr. Susick under the Company's Profit Sharing and 401(k) Savings Plan and $38,070 in relocation costs.
(10) Includes $8,324 allocated to Mr. Susick under the Company's Profit Sharing and 401(k) Savings Plan and $68,786 in relocation costs.
(11) Allocated to Mr. Susick under the Company's Profit Sharing and 401(k) Savings Plan.
(12) Allocated to Mr. Wolfe under the Company's Profit Sharing and 401(k) Savings Plan.
(13) Includes $8,327 allocated to Mr. Wolfe under the Company's Profit Sharing and 401(k) Savings Plan and $112,009 in relocation costs.

OPTION GRANTS

     The following table reflects certain information with respect to options to acquire shares of Central Parking's Common Stock granted under Central Parking's Key Personnel Plan to the Named Executive Officers during the fiscal year ended September 30, 2000. No stock appreciation rights were granted.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                         POTENTIAL
                                              INDIVIDUAL GRANTS                          REALIZABLE
                            -----------------------------------------------------     VALUE AT ASSUMED
                                              PERCENT OF                              ANNUAL RATES OF
                              NUMBER OF         TOTAL                                   STOCK PRICE
                              SECURITIES     OPTIONS/SARS   EXERCISE                  APPRECIATION FOR
                              UNDERLYING      GRANTED TO      BASE                     OPTION TERM(1)
                             OPTIONS/SARS    EMPLOYEES IN    PRICE     EXPIRATION   --------------------
NAME                          GRANTED(#)     FISCAL YEAR     ($/SH)       DATE       5%($)       10%($)
----                        --------------   ------------   --------   ----------   -------      -------
Monroe J. Carell, Jr......       8,000           1.0          29.25     10/01/09    147,161      372,936
James H. Bond.............       8,000           1.0          29.25     10/01/09    147,161      372,936
Emanuel J. Eads...........       6,000          0.75          29.25     10/01/09    110,371      279,702
Gregory A. Susick.........       6,000          0.75          29.25     10/01/09    110,371      279,702
Jeff L. Wolfe.............       6,000          0.75          29.25     10/01/09    110,371      279,702

---------------

(1) The dollar amounts under these columns result from calculations assuming 5% and 10% growth rates as set by the Securities and Exchange Commission and are not intended to forecast future appreciation of Central Parking Common Stock.

OPTION EXERCISES AND VALUES

     The table below provides information with respect to exercises of options by the Named Executive Officers during the fiscal year ended September 30, 2000 under Central Parking's Key Personnel Plan and the year-end value of unexercised options. Central Parking has granted no stock appreciation rights.

            AGGREGATED OPTION/SAR EXERCISES IN THE LAST FISCAL YEAR
                        AND PERIOD-END OPTION/SAR VALUES

                                                                                        VALUE OF UNEXERCISED
                                                                NUMBER OF SECURITIES        IN-THE-MONEY
                                                               UNDERLYING UNEXERCISED     OPTIONS/SARS AT
                                                                  OPTIONS/SARS AT           FISCAL YEAR-
                                    SHARES                       FISCAL YEAR-END(#)          END($)(1)
                                   ACQUIRED         VALUE           EXERCISABLE/            EXERCISABLE/
NAME                            ON EXERCISE(#)   REALIZED($)       UNEXERCISABLE           UNEXERCISABLE
----                            --------------   -----------   ----------------------   --------------------
Monroe J. Carell, Jr..........        --             --            18,060/15,500                   0/0
James H. Bond.................        --             --            33,500/18,500             212,625/0
Emanuel J. Eads...............        --             --            20,624/13,876             159,468/0
Gregory A. Susick.............        --             --            25,124/13,876             106,312/0
Jeff L. Wolfe.................        --             --            20,624/13,876                   0/0

---------------

(1) This amount represents the aggregate number of options multiplied by the difference between $19.8125, the fair market value of Central Parking Common Stock at September 30, 2000 and the exercise price for each option.

EMPLOYMENT AGREEMENTS

     Central Parking has entered into employment agreements with each of its executive officers, including Messrs. Carell, Bond, Eads, Susick and Wolfe. The employment agreements provide for base salary and annual performance-based bonus payments. Each employee can draw up to fifty percent (50%) of his budgeted bonus prior to the fiscal year-end. The employment agreements generally are for a term of one year and may be terminated by either party upon 30 days' written notice except that termination for theft, embezzlement, fraud, or intentional mishandling of Company funds shall be effective immediately. Executive officers who have served at least one year in their position are entitled to a severance payment equal to one year of base salary in the event such officers are terminated "without cause" (as defined in the agreement). Executive officers who have served less than one year are entitled to a severance payment equal to six months of base salary. Upon termination of the employment agreement, the executive officer is prohibited from competing with Central Parking for a period of one year within 50 miles of any county or independent city in which the employee rendered services to or for Central Parking.

     Mr. Carell and Central Parking are parties to a deferred compensation agreement that entitles Mr. Carell to annual payments of $500,000 for a period of ten years following his termination, for any reason other than death, in exchange for a covenant not to compete. Thereafter, Mr. Carell is entitled to annual payments of $300,000 until his death and, in the event his wife survives him, she is entitled to annual payments of $300,000 until her death.

     Mr. Bond and Central Parking are parties to a Performance Unit Agreement pursuant to which Central Parking issued Mr. Bond 267,750 shares of Common Stock under Central Parking's 1995 Restricted Stock Plan, together with the right to receive until his normal retirement or, if earlier, the date of termination of his employment, additional shares of restricted Common Stock in an amount determined by a formula based upon Central Parking's performance over such period. The shares were granted in lieu of the Company's obligations to Mr. Bond under a previous agreement. If Mr. Bond voluntarily terminates his employment with Central Parking before his normal retirement, or if Central Parking terminates his employment for cause, all shares of Common Stock to be received under the Restricted Stock Plan are forfeited. The value of the restricted shares was $5,304,797 on September 30, 2000.

DIRECTOR COMPENSATION

     In fiscal 2000, non-employee directors of Central Parking received a fee of $5,000 and $1,000 worth of restricted stock for each regular board meeting attended and a fee of $1,000 for all other special meetings attended. Under the 1995 Nonqualified Stock Option Plan for Directors, an option to acquire 11,250 shares is granted to each director upon his initial election to the Board and an option to purchase 4,500 shares of Common Stock is awarded to each director serving on the Board on the last day of Central Parking's fiscal year who has served in such capacity for at least six months during the fiscal year. In lieu of cash compensation, directors may elect to receive shares of restricted stock under the 1995 Restricted Stock Plan. Directors who are employees of Central Parking or its affiliates do not receive additional compensation for services as a director of Central Parking. All directors are reimbursed for actual expenses incurred in connection with attending meetings.

COMMITTEES OF THE BOARD OF DIRECTORS

     During fiscal 2000, the Board held four meetings. The Board has the following committees: Audit, Compensation, Nominating and Disinterested Shareholders. During fiscal 2000, the Audit Committee held four meetings and the Compensation Committee held one meeting. The Nominating Committee and the Disinterested Shareholders Committee did not meet. During fiscal 2000, all of the current directors of Central Parking attended at least 75% of the aggregate number of meetings of the Board and the respective committees of the Board on which they served.

     The Compensation Committee, which is comprised of Messrs. Benjamin, Conlee and Katz and Mrs. Stadler, is responsible for reviewing and recommending the appropriate compensation and benefits of officers of Central Parking, considering and making grants and awards under and administering Central Parking's 1995 Incentive and Nonqualified Stock Option Plan for Key Personnel and overseeing Central Parking's various other compensation and benefit plans.

     The Audit Committee, which is comprised of Messrs. Nelson, Davidson, O'Neil and Sinkfield, is responsible for overseeing the auditing procedures and financial reporting of Central Parking, reviewing the general scope of Central Parking's annual audit and the fees charged by Central Parking's independent certified public accountants, determining the duties and responsibilities of the internal auditors, receiving, reviewing and accepting the reports of Central Parking's independent certified public accountants, and overseeing Central Parking's systems of internal accounting and management controls.

     The Nominating Committee, which is responsible for identifying and recommending to the Board nominees for director, is comprised of Messrs. Carell, Conlee and Benjamin. The Nominating Committee will consider nominations made by shareholders if they are submitted in writing to the Corporate Secretary and are in accordance with the Company's nominating procedures, which may be obtained from the Corporate Secretary.

     The Disinterested Stockholders Committee, which is responsible for reviewing related party transactions, is comprised of Messrs. O'Neil, Sinkfield and Davidson.

COMPENSATION PURSUANT TO PLANS

  EPS Compensation Program

     The Central Parking Corporation EPS Compensation Program for Senior Executives is designed to align senior executives' compensation with the interests of the Company's shareholders. Under the plan, cash bonuses are based on growth in earnings per share, which is generally viewed as the primary determinant of a company's stock price. Total cash compensation under the plan is limited to 120% of base salary and target bonus levels. Any additional compensation that is due in the event EPS exceeds the target levels is paid in the form of options. The plan is administered by the Board of Directors of the Company. As of September 30, 2000, 13 executive officers (two of whom are directors) were participants in the plan. A total of $1,430,467 was paid to plan participants for fiscal 2000.

  1995 Incentive and Nonqualified Stock Option Plan for Key Personnel

     Under the 1995 Incentive and Nonqualified Stock Option Plan for Key Personnel (the "Key Personnel Plan"), options to purchase an aggregate of 3,817,500 shares of Common Stock are authorized for grant to directors, officers, and other key employees, consultants and advisors of Central Parking and its subsidiaries. The Key Personnel Plan is administered by the Board of Directors, which determines the vesting period and other terms of the options granted under the plan. Options granted to date generally vest ratably over a three or four-year period after the date of grant and expire on the tenth anniversary of their grant. The vesting of certain options may be accelerated if the Company achieves 102% of targeted earnings per share. The plan provides that the exercise price of an option must not be less than the fair market value of the Common Stock on the trading day next preceding the date of grant. Vested options generally are exercisable for a period of three months after termination of employment. In the event of a merger or consolidation in which the Company is not the surviving corporation and the options are not assumed or substituted by the surviving corporation, all options will become exercisable immediately prior to such merger or consolidation. As of September 30, 2000, 14 executive officers (two of whom are directors) and approximately 245 key employees held options to purchase a total of 1,521,154 shares under the Key Personnel Plan.

  1995 Restricted Stock Plan

     In August 1995, Central Parking's Board of Directors and shareholders adopted the Restricted Stock Plan under which restricted shares of Common Stock are available for grant to directors, officers and other key employees and consultants of Central Parking and its subsidiaries. The plan is administered by the Board of Directors or a committee designated by the Board, which has the authority to select participants, make stock awards, determine the size and terms of stock awards (subject to the terms of the plan) and to make other determinations with respect to the plan. A participant vests in shares awarded under the plan in accordance with the vesting schedule determined by the Board (or the committee designated by the Board to administer the plan), except that a participant vests fully in any shares awarded under the plan in the event of a change of control, as defined in the plan. As of September 30, 2000, one executive officer who is also a board member and eight non-employee directors held a total of 270,297 restricted shares under the plan. The Restricted Stock Plan allows for the issuance of up to 3,817,500 shares of Common Stock, in the aggregate, when taken together with shares available for grant under the Key Personnel Plan. Each non-employee director receives a restricted stock award of $1,000 worth of restricted stock for attendance at each Board Meeting.

  1995 Nonqualified Stock Option Plan for Directors

     In August 1995, Central Parking's Board of Directors and shareholders adopted the 1995 Nonqualified Stock Option Plan for Directors under which nonqualified options to purchase an aggregate of 475,000 shares of Common Stock are authorized for grant to non-employee directors of Central Parking. Under the plan, options to acquire 11,250 shares of Common Stock are granted to each non-employee director upon the date of his or her initial election to the Board of Directors. Additionally, each non-employee director serving on the Board on the last day of Central Parking's fiscal year who has served in such capacity for at least six months during the fiscal year automatically receives options to acquire 4,500 shares of Common Stock. Vested options generally are exercisable for a period of three months after a holder ceases to serve as a director of the Company. In the event of a merger or consolidation in which the Company is not the surviving corporation and the options are not assumed or substituted by the surviving corporation, all options will become exercisable immediately prior to such merger or consolidation. As of September 30, 2000, directors held options to purchase an aggregate of 204,750 shares of Common Stock.

  1996 Employee Stock Purchase Plan

     The Company maintains an employee stock purchase plan that qualifies under
Section 423 of the Internal Revenue Code and permits substantially all of Central Parking's domestic employees (including executive officers) to purchase shares of the Company's Common Stock. The plan authorizes the issuance of up to 450,000 shares of Common Stock. As of September 30, 2000, 247,900 shares had been issued under this plan. Participating employees may purchase Common Stock at a purchase price equal to 85% of the lower of the fair market value of the Common Stock at the beginning or the end of the participation period. Participation periods are annual and begin on April 1 of each year. Employees may designate up to 10% of their annual salary (up to a maximum of $25,000) for the purchase of Common Stock under the plan. A total of 72,479 shares were issued at a purchase price of $17 per share to 1,180 employees in the most recent plan year, which ended on March 31, 2000.

  Profit Sharing and 401(k) Savings Plan

     Under the Central Parking System Profit Sharing and 401(k) Savings Plan, the Company matches 100% of each participant's pre-tax contributions up to 3% of compensation and matches 50% of the next 2% of compensation. All matching contributions are 100% vested when made. Substantially all of Central Parking's full-time domestic employees (including all executive officers) are eligible to participate in the plan. The plan also allows profit sharing contributions to be made by the Company. The Company determines the amount of profit sharing contributions, if any, it will contribute to the plan each year. Profit sharing contributions are allocated among participants based on years of service and total compensation (up to $170,000). Profit sharing contributions generally vest over a five-year period. Total company contributions to the plan totaled $2,500,000 for fiscal 2000, including $483,000 in profit sharing contributions and $2,017,000 in company matching contributions.

  Deferred Stock Unit Plan

     In February 1997, Central Parking's shareholders ratified the Deferred Stock Unit Plan. The plan provides for the issuance of up to 375,000 shares of Common Stock. Under the plan, key employees designated to participate in the plan automatically defer ten percent of their annual cash compensation, unless they elect otherwise. Participants may also elect to defer additional amounts of their cash compensation up to a combined maximum of 50% of total cash compensation. Amounts deferred under the plan are converted into stock units, which generally represent the right to receive the number of shares equal to the dollar amount of the deferral divided by the fair market value of the Company's Common Stock on the date the last cash payment for such year would have been made. For deferrals in excess of 10% of total compensation, the number of shares granted to participants is increased by 25%. These premium shares vest ratably over a four-year period. A participant's stock unit account is paid to the participant or his designee upon the participant's retirement, death, termination of employment, commencement date selected by the participant at the time the participant elects to make the deferral, or a change in control (as defined in the plan) of the Company. Seven executive officers are participants in the plan.

                         COMPENSATION COMMITTEE REPORT

     The following Compensation Committee Report is not deemed to be part of a document filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and is not to be deemed incorporated by reference in any documents filed under the Securities Act or Exchange Act, without the express consent of the persons named below.

     The Compensation Committee (the "Committee") of the Board reviews and approves compensation levels for the Company's management personnel, including the Named Executive Officers. The Committee, which was established in August 1995, held one meeting during the fiscal year ended September 30, 2000.

COMPENSATION PHILOSOPHY AND POLICIES FOR EXECUTIVE OFFICERS

     The EPS Compensation Program for Senior Executives, which was adopted in September 1998 and became effective for fiscal 1999, is designed to align senior executives' compensation closely with the interests of the Company's shareholders. The program is limited to senior executives with the potential to materially affect the success of the entire company. Thirteen senior executives, including the Named Executive Officers, participated in this program in fiscal 2000. The compensation program for other management personnel remains based on the profit performance of each manager's geographic area of responsibility.

     The program's components include base salary, bonus, stock options and stock ownership. As a part of this program, the Company adjusts base salaries in order to remain competitive with comparable public companies. Bonuses are based on growth in earnings per share, which is generally viewed as the primary determinant of a company's stock price. Executives with direct responsibility for the Company's operations in a specific geographic area also are eligible to receive a bonus based on the results of the operations within their area. A pre-determined amount of stock options are awarded to senior executives each year. In addition, if earnings per share exceed targeted levels, participants in the program will receive a combination of cash and options as additional compensation. The total of base salary, target bonus and the value of the stock options granted to each participant represents the total target compensation of each participant. Total cash compensation under the program is limited to 120% of base salary and target bonus. Any compensation in excess of the 120% cash cap that is due in the event EPS exceeds targeted levels is paid in the form of stock options. Compensation payable under the program is equal to the cash cap plus 1.2 times the value of the options initially granted.

     The Company also seeks to align the interests of senior management with the interests of the Company's shareholders through stock ownership. The program sets forth stock ownership guidelines for senior executives. All "full value" shares, including stock units held in the Company's Deferred Stock Unit Plan, may be used to satisfy the ownership requirements. Stock options are excluded from this calculation.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     Monroe Carell, the Company's Chairman and Chief Executive Officer, is a participant in the Company's EPS Compensation Program for Senior Executives. In fiscal 2000, Mr. Carell's base salary was $500,000, which was unchanged from fiscal 1999, and his bonus was $204,714. Mr. Carell's bonus was based on growth in the Company's earnings per share in fiscal 2000.

                                                  COMPENSATION COMMITTEE:
                                                  William S. Benjamin
                                                  Cecil Conlee
                                                  Lewis Katz
                                                  Julia C. Stadler

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. Benjamin, Conlee, Katz, and Mrs. Stadler served as members of the Compensation Committee of the Company's Board of Directors during fiscal 2000. Mr. Katz has certain business relationships with the Company. See "Certain Transactions". No interlocking relationship exists between the members of the Company's Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company.

                             AUDIT COMMITTEE REPORT

     The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities relating to the quality and integrity of the Company's financial reports and financial reporting processes and systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee (1) reviewed and discussed the audited financial statements for the fiscal year ended September 30, 2000, with management and KPMG LLP, the Company's independent auditors; (2) discussed with the auditors the matters required to be disclosed by Statement on Auditing Standards No. 61; and (3) received and discussed with the auditors the written disclosures and the letter from the auditors required by Independence Standards Board Statement No. 1. Based on the foregoing reviews and meetings, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended September 30, 2000, for filing with the Securities and Exchange Commission. The Audit Committee also recommended the appointment of KPMG as the Company's independent auditors for fiscal 2001.

     The members of the Audit Committee are independent as defined in Sections 303.01(B)(2)(a) and (3) of the New York Stock Exchange's listing standards.

                                                 AUDIT COMMITTEE:
                                                 Ed Nelson, Chairman
                                                 Marc Davidson
                                                 Bill O'Neil
                                                 Richard Sinkfield

     The Audit Committee Charter is included as Exhibit A to this Proxy
Statement.

                              CERTAIN TRANSACTIONS

     The Company leases two properties from an entity 50% owned by Monroe Carell, Jr., the Company's Chairman and Chief Executive Officer, and 50% owned by Mr. Carell's three daughters, including Julia Carell Stadler, a director. The leases, which were entered into in 1995, are for a term of ten years and provide for base rent of $290,000 plus percentage rent. Total rent expense for fiscal 2000, including percentage rent, was $434,000. In addition, the Company will receive 25% of the gain in the event of a sale of these properties during the term of the leases. Management believes such transactions have been on terms no less favorable to the Company than those that could have been obtained from unaffiliated persons.

     In connection with the Company's acquisition of Kinney System Holding Corp. ("Kinney") in February 1998, the Company entered into a consulting agreement with Lewis Katz, one of the principal shareholders of Kinney and a director of the Company since May 1998. Under this agreement, Mr. Katz is entitled to receive a base consulting fee of $200,000 a year beginning in February 1999 and continuing for a period of four years. The agreement also provides certain incentives to Mr. Katz to seek new business opportunities for the Company. In this regard, Mr. Katz is entitled to receive a "participating consulting fee" equal to 10% of "adjusted operating income," as defined in the agreement, from the operation of any new leased or managed parking facilities that Mr. Katz secures for the Company. This participating consulting fee, which is to be paid for a period of five years from the commencement date of the parking facility, is to be paid only to the extent adjusted operating income from these new locations exceeds $200,000. In fiscal 2000, Mr. Katz received $200,000 under the consulting agreement.

     A subsidiary of the Company entered into a limited partnership agreement with Arizin Ventures, L.L.C. ("Arizin"), a company owned by Lewis Katz, in the fiscal year ended September 30, 1999. The Company serves as the general partner of the partnership and Arizin serves as the limited partner. Under the partnership agreement, Katz has agreed to seek new business opportunities in the form of leases and management contracts to operate parking facilities as well as renewals of existing leases and contracts as requested by the Company. The Company operates all of the partnership's parking facilities. The Company owns 70% of the partnership and Arizin owns 30%. The partnership agreement provides that the net profit or loss of the partnership equals the combined lot level profit of each of the parking facilities operated by the partnership. Katz receives an administrative fee of $50,000 per quarter as long as he remains active in seeking new contracts or renewals for the partnership. Cash flow, after expenses, is distributed to the partners semi-annually. Mr. Katz is not entitled to receive the "participating consulting fee" under his consulting agreement (described above) for any opportunities presented to the partnership. The partnership agreement provides that the Company has the right to purchase Katz' interest in the partnership at fair market value in certain circumstances, including Katz' death or incapacity. Fair market value will be determined by independent appraisal. Arizin received $220,000 from the partnership in fiscal 2000.

     On November 13, 2000, the Company advanced $300,000 in bonus payments to Greg Susick, a senior vice president of the Company. The outstanding balance of the advance was $69,157 as of December 31, 2000. The remaining balance will be repaid from Mr. Susick's bonus payments during fiscal 2001.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than 10% of the registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Such executive officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all
Section 16(a) forms they file. The SEC requires public companies to disclose in their proxy statements whether persons required to make such filings missed or made late filings. During fiscal 2000, all such filings and disclosure requirements were met within the time allowed for all persons subject to Section 16(a).

               PROPOSALS OF STOCKHOLDERS FOR 2002 ANNUAL MEETING

     Shareholders intending to submit proposals for presentation at the 2002 Annual Meeting of Shareholders of the Company and inclusion in the Proxy Statement and form of proxy for such meeting must submit the proposal to the Company no later than September 12, 2001. Shareholders who intend to present a proposal at the 2002 Annual Meeting of Shareholders without inclusion of such proposal in the Company's proxy materials are required to provide notice of such proposal to the Company no later than November 26, 2001. Shareholders should forward such proposals to Henry J. Abbott, Secretary, Central Parking Corporation, 2401 21st Avenue South, Suite 200, Nashville, Tennessee 37212. Proposals must be in writing. Proposals should be sent to the Company by certified mail, return receipt requested. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

                                    AUDITORS

     The firm of KPMG LLP has served as the Company's independent public accountants since September 30, 1991, and has been selected to serve in such capacity for the fiscal year ended September 30, 2001. A representative of KPMG LLP will attend the Annual Meeting to respond to questions from shareholders and to make a statement if such representative so desires.

                            STOCK PERFORMANCE GRAPH

     The stock price performance graph depicted below is not deemed to be part of a document filed with the SEC pursuant to the Securities Act or the Exchange Act and is not to be deemed incorporated by reference in any documents filed under the Securities Act or the Exchange Act without the express consent of the Company.

     The graph below compares the total cumulative return of the Company's Common Stock with the securities of entities comprising the S&P 500 Index and S&P Specialized Services Index. Cumulative return assumes $100 invested in the Company or the respective index on October 10, 1995, with no dividend reinvestment. Since there is no industry Peer Group, the Company utilized the S&P Specialized Services Index. The graph presents information since the Company's initial public offering date, October 10, 1995, to September 30, 2000.

                                                                                                                   S&P
                                                     CENTRAL PARKING                                       COMMERCIAL/CONSUMER
                                                       CORPORATION                   S&P 500                    SERVICES
                                                     ---------------                 -------               -------------------
10/10/95                                                   100                         100                         100
9/30/96                                                    272                         147                         134
9/30/97                                                    381                         206                         165
9/30/98                                                    630                         225                         109
9/30/99                                                    366                         288                         111
9/30/00                                                    248                         326                          77

                                                                       EXHIBIT A

                          CENTRAL PARKING CORPORATION

            CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

I. Audit Committee Purpose

     The Audit Committee (the "Committee") is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Committee's primary duties and responsibilities are to:

     - Monitor the quality and integrity of the Company's financial reporting process and systems of internal controls.

     - Monitor the independence and performance of the Company's independent auditors and internal auditors.

     - Review areas of potential significant financial risk of the Company.

     - Provide an avenue of communication among the independent auditors, internal auditors, management and the Board of Directors.

     The duties of the Committee are ones of oversight. It is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and prepared in accordance with generally accepted accounting principles. The primary responsibility for the Company's financial statements and internal controls rests with the Company's management. Similarly, it is not the duty of the Committee to conduct investigations or to assure compliance with laws and regulations or to monitor the Company's legal compliance programs. The primary responsibility for these matters also rests with the Company's management. The Board of Directors recognizes that the Committee necessarily will rely on the advice and information it receives from the Company's management, internal auditors and independent auditors. Recognizing these inherent limitations on the scope of the Committee's review, however, the Board expects the Committee to exercise independent judgment in assessing the quality of the Company's financial reporting process and its internal controls. The Board also expects that the Committee will maintain free and open communication with the other directors, the Company's independent and internal auditors and the financial management of the Company.

II. Audit Committee Composition and Meetings

     Committee members shall meet the requirements of the New York Stock Exchange. The Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent nonexecutive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

     Committee members shall be appointed by the Board. If a Committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

     The Committee shall meet at least three times annually, or more frequently as circumstances dictate. The Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with management, the independent auditors, the internal auditors and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee, or at least its Chair, should communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditors' limited review procedures.

III. Audit Committee Responsibilities and Duties

  Review Procedures

     1. Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

     2. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with AICPA SAS 61 prior to the filing or distribution of financial statements.

     3. In consultation with management, the independent auditors and the internal auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures.

     4. Review with financial management and the independent auditors the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments. If deemed appropriate, after consideration of the reviews and discussion, recommend to the Board of Directors that the financial statements be included in the Annual Report on Form 10-K.

     5. Review with financial management and the independent auditors the Company's quarterly financial results prior to the release of earnings or prior to the filing of the Company's quarterly reports with the Securities and Exchange Commission. The Chair of the Committee may represent the entire Committee for purposes of this review.

  Independent Auditors

     6. The independent auditors are ultimately accountable to the Committee and the Board of Directors. The Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

     7. Approve the fees and other significant compensation to be paid to the independent auditors.

     8. On at least an annual basis, the Committee will require the independent auditors to submit to the Committee a formal written statement delineating all significant relationships between the auditors and the Company that could impair auditor independence. The Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence.

     9. Review the independent auditors' audit plan in advance of the annual audit - discuss scope, staffing, locations, reliance upon management, and internal audit and general audit approach.

     10. Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

  Internal Audit Function and Legal Matters

     11. Review the Company's internal audit process, including budget, plan, organizational structure and qualifications of personnel.

     12. On at least an annual basis, review with the Company's counsel, any legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

  Other Audit Committee Responsibilities

     13. Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.

     14. Perform any other activities consistent with this Charter, the Company's by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

     15. The Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

     16. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

PROXY                      CENTRAL PARKING CORPORATION                     PROXY
               ANNUAL MEETING OF SHAREHOLDERS, FEBRUARY 15, 2001
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

    The undersigned hereby appoints Monroe J. Carell, Jr. and James H. Bond, or either of them, as proxies, with power of substitution, to vote all shares of the undersigned at the Annual Meeting of Shareholders of Central Parking Corporation, to be held on Thursday, February 15, 2001, at 10:00 a.m. Central Standard Time, at the Company's headquarters located at 2401 21st Avenue South, Third Floor, Nashville, Tennessee, and at any adjournments or postponements thereof, in accordance with the following instructions:

(1) ELECTION OF DIRECTORS:

     [ ] FOR all nominees listed below                 [ ] WITHHOLD AUTHORITY to vote for all nominees
         (except as marked to the contrary below)          listed below

    (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE CHECK
                  THE BOX TO VOTE "FOR" ALL NOMINEES AND STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

Monroe J. Carell, Jr., James H. Bond, William S. Benjamin, Cecil Conlee, Marc L.
                    Davidson, Lewis Katz, Edward G. Nelson,
     William C. O'Neil, Jr., Richard H. Sinkfield and Julia Carell Stadler.

(2) IN THEIR DISCRETION, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

      [ ] FOR DISCRETION        [ ] AGAINST DISCRETION        [ ] ABSTAIN

                          (Continued on reverse side)

                          (Continued from other side)

    THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR THE NOMINEES IN THE ELECTION OF DIRECTORS AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

                PLEASE SIGN AND DATE BELOW AND RETURN PROMPTLY.

                                                Dated:                    , 2001
                                                      --------------------

                                                --------------------------------

                                                Dated:                    , 2001
                                                      --------------------

                                                --------------------------------
                                                Signatures of shareholder(s)
                                                should correspond exactly with
                                                the names printed hereon. Joint
                                                owners should each sign
                                                personally. Executors,
                                                administrators, trustees, etc.,
                                                should give full title and
                                                authority.